EXHIBIT 99.1

Rebecca Metz: Metz Communications Rebecca.Metz@Embarcadero.com Tel: (512) 306-0618

Embarcadero Technologies Completes Acquisition of Data Security

Solutions Leader Ambeo—Move Signals Company’s Aggressive Push

into Data Security Market

San Francisco, CA. and Colorado Springs, CO., October 25, 2005 – Embarcadero Technologies®, Inc. (Nasdaq: EMBT), a leading provider of strategic data management solutions, today announced that it has completed the acquisition of SHC Ambeo Acquisition Corp. (“Ambeo”) a privately-held leader in database auditing and activity monitoring. Ambeo is being acquired to enable Embarcadero to lay the foundation for a new generation of data security solutions and to accelerate its initiative to deliver a comprehensive set of strategic data management solutions (SDM) for enterprise data management professionals. (For additional information, please refer to today’s announcement “Embarcadero Technologies Defines New Strategic Data Management Approach to Help Organizations Achieve Critical Business Objectives”).

“Data security plays a vital role in protecting the privacy of sensitive information, detecting and preventing fraud, and ensuring regulatory compliance,” said Stephen Wong, chairman, president, and CEO of Embarcadero Technologies. “With heightened sensitivity to data and identity theft, data security represents a discipline of increasing importance to corporate data management professionals. Ambeo is a proven leader in the growing market for data security solutions and will provide Embarcadero with security technology and expertise that we can leverage across our data and database management solutions.”

Under the terms of the definitive agreement signed on October 13, 2005, Embarcadero paid a total cash consideration of $6.15 million.

Despite heavy investments to secure network perimeters and to prevent malicious activity on individual computers, data security breaches continue to occur with alarming frequency. The significant growth of corporate data and increased sensitivity to the insider threat are motivating organizations to consider securing sensitive data stores from the inside-out. Forrester Research predicts that the market for database security will grow from $135 million this year to $278 million in 2008.

“With a growing incidence of intrusions across industries and strong regulatory requirements to secure private data, enterprises need to make DBMS security a top priority. A single intrusion that compromises private data can cause immense damage to the reputation of an enterprise — and in some cases financial damage as well,” writes Senior Analyst Noel Yuhanna of Forrester Research in his recent report entitled “Comprehensive Database Security Requires Native DBMS Features and Third-Party Tools.”

With its robust database administration and data architecture solutions, Embarcadero has already established a strong track record in managing heterogeneous databases for a broad base of customers. As Embarcadero integrates Ambeo’s solutions into its existing data and database solutions, database administrators will be able to address privacy and compliance objectives from an already familiar environment.

Embarcadero expects that the Ambeo acquisition will enable it to deliver crucial new data auditing and activity monitoring capabilities to help customers tighten security practices for all of the databases in use across an enterprise. Organizations now realize that protecting customer data can be more economical than suffering the consequences of a security breach.

Ambeo offers a comprehensive solution that already supports many of the key database platforms in use today, including Oracle®, IBM® DB2®, Microsoft® SQL Server, Sybase®, Informix®, and Teradata®. Embarcadero intends to leverage Ambeo’s broad-based technology to bolster its offerings in a number of key areas, including security and performance management.

The following Ambeo solutions will be immediately available through the Embarcadero sales organization:

•	Activity Tracker™ is a real-time software solution that audits and monitors all interactions between users and databases. Through Activity Tracker, users can receive alerts about performance and security problems as they happen.

•	Usage Tracker™ is a software solution that audits, measures, and benchmarks historical interactions between users and databases. Usage Tracker provides statistical information about how data is being accessed and used.

•	NetServer™ is an appliance that promotes data privacy, regulatory compliance and usage management for many popular databases. NetServer comes configured with Activity Tracker and Usage Tracker.

“We are excited to be joining Embarcadero, a company that we have long admired for its outstanding reputation in delivering award-winning data management solutions to a broad customer base,” said Ken Richardson, president and CTO, Ambeo. “We share philosophies in our approach to delivering comprehensive and cost-effective corporate data management solutions. By joining forces, we plan to accelerate our progress in delivering the next generation of solutions to address the growing data security risk.”

Inducement Grants

In connection with the acquisition, six key employees of Ambeo accepting continued employment as non-officers with Embarcadero have received inducement grants for an aggregate total of 125,000 shares of restricted stock at a purchase price of $0.001 per share. The restrictions associated with the stock subject to these grants will lapse with respect to 25% of the shares after the first anniversary of the effective date of the merger and 75% of the shares after the second anniversary of the effective date of the merger, which vesting is also contingent upon continued employment with Embarcadero.

Conference Call and Webcast

Embarcadero will discuss details of the Ambeo acquisition tomorrow, October 26, at 2:00 p.m. PST during their third quarter 2005 earnings call. Those interested in participating in the conference call may dial in at 913-981-5519. The Webcast of this conference call — which will be available live as well as archived for replay through December 31, 2005 — can be accessed by all interested parties at the Embarcadero Technologies Web site, www.embarcadero.com, or by clicking on the Webcasts link under Investor Relations.

About Embarcadero Technologies

Embarcadero Technologies, Inc. (Nasdaq: EMBT) is a leading provider of strategic data management solutions that help companies to improve the availability, integrity, accessibility, and security of corporate data. Nearly 11,000 customers, including 97 of the Fortune 100, rely on Embarcadero Technologies solutions to maximize their return on corporate data assets and to meet the challenges of explosive data growth, escalating data security requirements, and complex, multi-platform data environments. Embarcadero Technologies is headquartered in San Francisco, CA. For more information, call 415/834-3131 or visit www.embarcadero.com.

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© 2005 Ambeo. All rights reserved. Ambeo™, NetServer™ and True Zero Overhead™ are trademarks of Ambeo. All other trademarks are the property of their respective owners.

Forward-Looking Statements

The statements in this press release that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause future results to differ materially from historical results or those expressed or implied by such forward-looking statements. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to risks related to the acquisitions of companies or technologies and other risks identified in the Company’s periodic filings with the Securities and Exchange Commission including, but not limited to, those appearing under the caption “Factors that may Affect Future Results” in the Company’s most recent Quarterly Report on Form 10-Q and the Annual Report on Form 10-K/A. Readers are cautioned not to place undue relevance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated events.